Exhibit 3.1

RESTATED CERTIFICATE OF
INCORPORATION OF
TELEVIDEO SYSTEMS, INC.

        TeleVideo Systems, Inc. a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

  1.
  The name of the corporation is TeleVideo Systems, Inc., and the date of filing of its original certificate of incorporation with the Secretary of State was January 13, 1987.

  2.
  The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

            ARTICLE 1

        The name of the Corporation is TeleVideo Systems, Inc.

            ARTICLE 2

        The address of the registered office of the Corporation in the State of Delaware is 1219 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            ARTICLE 3

        The purpose of the Corporation is to engage in any lawful act or activity for which the corporations may be organized under the General Corporation Law of Delaware.

            ARTICLE 4

        The total number of shares of stock of all classes which the Corporation has authority to issue is 78,000,000 shares, consisting of 75,000,000 shares of common stock with a par value of $0.01 per share, and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share.

        The Board of Directors is authorized to provide for the issuance of the shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

            ARTICLE 5

        Stockholders of the Corporation holding a majority of the Corporation's outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except as such power may be expressly limited by Bylaws adopted by the shareholders.

            ARTICLE 6

        Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

            ARTICLE 7

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

        Any repeal or modification of the foregoing provisions of this Article 7 shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

  3.
  This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, TeleVideo Systems, Inc., has caused this certificate to be signed and attested by its duly authorized officers this 21 day of January, 1987.

TELEVIDEO SYSTEMS, INC.
By:	/s/ K. PHILIP HWANG K. Philip Hwang Chairman of the Board
Attest:
By:	/s/ ALLAN D. SMIRNI Allan D. Smirni Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION

        TeleVideo, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

        DOES HEREBY CERTIFY:

        FIRST: That by unanimous written consent of the Board of Directors, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at its next annual meeting of the stockholders or otherwise brought before the stockholders for consideration. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "4" so that, as amended, said first paragraph of such Article shall be and read as follows:

          "The total number of shares of stock of all classes which the Corporation has authority to issue is 78,000,000 shares, consisting of 75,000,000 shares of Common Stock with a par value of $0.01 per share, and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. Upon the amendment of this article to read as herein set forth, each four shares of Common Stock outstanding shall be combined and converted into one share of Common Stock. In lieu of fractional shares, the Company shall pay in cash the fair market value of any fractional shares based on the last sale price on the last trading day preceding the date of this amendment."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, the corporation's Annual Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by K. Philip Hwang, its authorized officer, this 21st day of April, 1998, and such amendment is effective on the date of filing in the Office of the Delaware Secretary of State.

/s/ K. PHILIP HWANG K. Philip Hwang PRESIDENT AND CHIEF EXECUTIVE OFFICER
Attest:
/s/ KATHY K. CLEVELAND Kathy K. Cleveland SECRETARY

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

        TeleVideo Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors on March 24, 1997, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at its next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

          "The name of the Corporation is TeleVideo, Inc."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, that the corporation's Annual Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by K. Philip Hwang, its authorized officer, this 4th day of April, 1997.

/s/ K. PHILIP HWANG K. Philip Hwang Chairman & CEO
Attest:
/s/ KATHY CLEVELAND Kathy Cleveland Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

        TeleVideo Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

        DOES HEREBY CERTIFY:

That at a meeting of the Board of Directors on April 17, 2001 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered 4 so that, as amended, said Article shall be and read as follows:

        "The total number of shares of stock of all classes which the Corporation has authority to issue is 23,000,000 shares, consisting of 20,000,000 shares of Common Stock with a par value of $0.01 per share, and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share.

          The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decease the number of shares of any such series (but not below the number of shares of such series then outstanding).

  •
  Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  •
  Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  •
  Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

/s/ K. PHILIP HWANG K. Philip Hwang Chairman & CEO
Attest:
/s/ STEPHANIE SU Stephanie Su Secretary